UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2010
Date of Report (Date of earliest event reported)

US Natural Gas Corp
(Exact name of registrant as specified in its charter)

Florida	333-154799	26-2317506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 6th Street South, Suite 600 St. Petersburg, FL 33701
(Address of principal executive offices)

(727) 824-2800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Amendment of Securities Purchase Agreement

On December 20, 2010, the Company, through its wholly owned subsidiary E 2 Investments, LLC (‘E 2”), entered into an Amendment to Securities Purchase Agreement (“Amendment”) to amend that certain securities purchase agreement, dated November 10, 2009, by and between E 2 and Harlis Trust. The original securities purchase agreement was filed as an exhibit on the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2009.

The Amendment amends the securities purchase agreement to provide an updated payment schedule to the Seller by the reduction in the amount due from $396,500.00 to $20,000.00, the exchange of assignments pertaining to leases and right of ways, and the exchange of three deeds of trust pertaining to commercial loans executed by the Seller.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.                                           Description

10.1	Amendment to Securities Purchase Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US NATURAL GAS CORP
Date: December 22, 2010	By:	/s/ Wayne Anderson
Wayne Anderson
President

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